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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

              Date of Report (Date of earliest event reported):
                             September 30, 1998

                      3CI COMPLETE COMPLIANCE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


DELAWARE                              33-45632               76-0351992
(STATE OR OTHER JURISDICTION         (COMMISSION            (IRS EMPLOYER
OF INCORPORATION)                     FILE NUMBER)          IDENTIFICATION NO.)


                         910 PIERREMONT ROAD, SUITE 312
                          SHREVEPORT, LOUISIANA 71106
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (318) 869-0440
                 (REGISTRANT'S TELEPHONE, INCLUDING AREA CODE)
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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

               On September 30, 1998, Stericycle Inc., a Delaware corporation ("Stericycle") acquired 100% of the common stock of Waste Systems, Inc. ("Waste Systems") for $10 million, in a transaction that was financed by LaSalle National Bank of Chicago, IL (the "Transaction"). As a result of the Transaction, Waste Systems became a wholly-owned subsidiary of Stericycle. Waste Systems owns 52.5% or 5,104,448 shares of the outstanding common stock of 3CI Complete Compliance Corporation, a Delaware corporation (the "Company"), and 100% of the outstanding preferred stock of the Company, consisting of 7,000,000 shares of Series B preferred stock and 750,000 shares of Series C preferred stock.

       Pursuant to the Transaction, three directors of the Company that were affiliated with the former owner of Waste Systems resigned effective September 30, 1998. A fourth director of the Company resigned for personal reasons effective September 30, 1998. Simultaneously with the closing of the Transaction, Waste Systems acting as the majority stockholder of the Company, increased the size of the board of directors of the Company to seven members and filled four vacancies by electing four new directors whose service will commence when all information is filed with the Securities and Exchange Commission and transmitted to all holders of record of securities of the Company as required by Section 14(f) of the Securities Exchange Act of 1934. All of such new directors are officers or directors of Stericycle.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements.

             Not Applicable.

         (b) Pro Forma Financial Information.

             Not Applicable.

         (c) Exhibit Index.

             Not Applicable.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        3CI COMPLETE COMPLIANCE CORPORATION
                                                    (REGISTRANT)

                                        By /s/ Curtis W. Crane
                                           -------------------------------------
                                               Curtis W. Crane
                                               Chief Financial Officer

DATE:  October 9, 1998